UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2012

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-2211 (Registrant’s Telephone Number, Including Area Code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 9.01 Financial Statements And Exhibits	4
SIGNATURES	5
EXHIBIT INDEX	6
EX - 10.1
EX - 99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2012, the Board of Directors of MetLife, Inc. (the “Company”) appointed John C.R. Hele as Executive Vice President and Chief Financial Officer of the Company. Mr. Hele was also appointed to the same position with Metropolitan Life Insurance Company. Mr. Hele’s appointments are effective on the date his employment begins. The Company’s current Interim Chief Financial Officer, Eric T. Steigerwalt, will vacate that role when Mr. Hele’s employment begins and will continue with the Company as Executive Vice President leading the retail business in the Americas. The Company expects Mr. Hele will join MetLife on September 4, 2012.

Mr. Hele, age 53, was Executive Vice President, Chief Financial Officer and Treasurer of Arch Capital, Limited (“Arch”), a public limited liability company that writes insurance and reinsurance globally through operations in Bermuda, the United States, Europe and Canada, beginning in 2009. At Arch, Mr. Hele was responsible for financial and management reporting, investor relations, financial controls, capital management, tax, and risk management.

From 2007 until 2009, Mr. Hele was Chief Financial Officer and a member of the executive board of ING Group N.V. (“ING”), one of the largest global financial services companies. As Chief Financial Officer of ING, Mr. Hele had responsibility for the global financial function in over 60 countries. He was also responsible for financial controls and reporting as well as capital management and tax reporting.

The terms of Mr. Hele’s employment include a sign-on payment of $450,000, which is repayable on a prorata basis should he voluntarily leave the Company before the first anniversary of the beginning of his employment. The terms of this sign-on payment are described in Mr. Hele’s employment offer letter, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Company’s Compensation Committee has granted Mr. Hele Performance Shares and Stock Options on terms consistent with similar awards previously made to Company executives. These awards are intended to replace long-term incentives from Arch that Mr. Hele will relinquish by accepting employment with MetLife. The awards are effective on the date Mr. Hele begins employment. The number of Performance Shares will be determined by dividing $1,115,000 by the closing price of the Company’s common stock on Mr. Hele’s first day of employment. The Performance Shares are subject to a three-year performance period beginning January 1, 2012. After the end of the performance period, up to 200% of the Performance Shares may become payable in shares of the Company’s common stock, generally assuming Mr. Hele’s continued service with the Company through the end of the performance period, and depending on the Company’s performance relative to its competition over the performance period. The number of Stock Options will be determined by dividing $1,115,000 by one-third of the closing price of the Company’s common stock on the date Mr. Hele begins employment. Each of the Stock Options will have an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on Mr. Hele’s first day of employment. The Stock Options will normally become exercisable in thirds on the first three anniversaries of their grant date, generally assuming Mr. Hele’s continued service through each anniversary of that date.

A copy of the Company’s press release announcing that Mr. Hele will join the Company as Executive Vice President and Chief Financial Officer, dated July 25, 2012, is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements And Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

10.1	Offer letter, dated July 23, 2012, between MetLife, Inc. and John C.R. Hele.

99.1	Press release of MetLife, Inc. dated July 25, 2012 announcing that John C.R. Hele will join MetLife, Inc. as Executive Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Christine M. DeBiase
Name: Christine M. DeBiase
Title: Vice President and Secretary

Date: July 27, 2012

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT

10.1	Offer letter, dated July 23, 2012, between MetLife, Inc. and John C.R. Hele.

99.1	Press release of MetLife, Inc. dated July 25, 2012 announcing that John C.R. Hele will join MetLife, Inc. as Executive Vice President and Chief Financial Officer.